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Contact:  George Powlick
          Chief Financial Officer
          (818) 998-3388

                                                           For Immediate Release



                            K-SWISS INC. ANNOUNCES
                            -----------------------
                         STOCK BUY BACK AUTHORIZATION
                         ----------------------------


CHATSWORTH, CA, January 15, 1998 - K-Swiss Inc. (NASDAQ-KSWS) announced today that its Board of Directors has authorized the Company to purchase $2.832 million of its Class A Common Stock in an open market purchase program. The amount of the authorization represents the remaining amount of the previous $10,000,000 buy back authorization which expired December 31, 1997. Such open market purchases, if any, will occur from time to time as market conditions warrant, through December 31, 1998. Currently, there are 3,107,886 shares of Class A Common Stock outstanding. 1,002,700 shares of Class A Common Stock, at a total cost of approximately $12,389,000, have been purchased by the Company in the open market from August, 1996 through December 31, 1997 under the Company's prior buy back programs.

K-Swiss Inc. designs, develops and markets athletic footwear for high performance sports and fitness activities. The Company presently offers footwear for court, nautical, casual and children's categories.

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